Exhibit 3.4


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               James Jones Company

Dale B. Smith and Darrell M. Jean hereby certify that:

1. They are the President and Chief Executive Officer and the Vice President, Chief Financial Officer and Secretary, respectively, of James Jones Company, a California corporation (the "Corporation").

2. The Articles of Incorporation of the Corporation, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the California Corporations Code (the "Corporations Code")) are restated as follows:

                                 ARTICLE I: NAME

         The name of this Corporation is James Jones Company.

                               ARTICLE II: PURPOSE

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                              ARTICLE III: DURATION

         The term for which this corporation is to exist is perpetual from and after the date of its incorporation.

                         ARTICLE IV: SERVICE OF PROCESS

         The name and address in the State of California of this Corporation's initial agent for service of process is: CSC-Lawyers Incorporating Service, 2730 Gateway Oaks Dr., Suite 100, Sacramento, CA 95833.

                          ARTICLE V: AUTHORIZED CAPITAL

         This Corporation is authorized to issue one class of shares, common stock (the "Common Stock"). The authorized number of shares of Common Stock is 10,000, par value $100 per share.

              ARTICLE VI: LIABILITY, LIMITATION AND INDEMNIFICATION

         The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under the laws of California.

         This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to this Corporation and its shareholders through bylaw provisions, agreements or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

         Any repeal or modification of the foregoing provisions of this Article VI by the shareholders of this corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

3. These Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

4. The foregoing Amended and Restated Articles of Incorporation (other than omissions required by Section 910 of the Corporations Code) have been duly approved by the required vote of the shareholders in accordance with Sections 902 and 903 of the Corporations Code. The outstanding shares of the Corporation consist of 10,000 shares of Common Stock. The number of shares of Common Stock voting in favor of the amendments equaled or exceeded the vote required.

Dated:  August 4th, 2004

                                    /s/ Dale B. Smith
                                    ------------------------------------------
                                    Dale B. Smith
                                    President and Chief Executive
                                      Officer

                                    /s/ Darrell M. Jean
                                    ------------------------------------------
                                    Darrell M. Jean
                                    Vice President and Chief Financial
                                      Officer


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